                                                             Exhibit 3.1

                              CERTIFICATE OF AMENDMENT
                                    BY DIRECTORS
                                          OF
                                      ARMCO INC.


     The undersigned, James F. Will, Chairman of the Board, Chief Executive Officer and President and Gary R. Hildreth, Secretary of Armco Inc., an Ohio corporation (the "Corporation"), DO HEREBY CERTIFY for and on behalf of the Corporation as follows:

     A. The following resolution to amended the Corporation's articles was adopted by the Board of Directors of the Corporation, pursuant to Section 1701.70(B) (3), at a meeting of such Board of Directors duly called and held on February 23, 1996, at which a quorum was present, to reduce the authorized number of shares of the Corporation's Class A Preferred Stock by the number thereof theretofore redeemed or otherwise acquired by the Corporation, as provided in the terms of such class, and correspondingly to reduce the stated maximum number of shares authorized:

     RESOLVED, that the Amended Articles of Incorporation of the Corporation, as heretofore amended, be further amended as follows:

     Subdivision C.1. of Section 2 of Article Fourth of the Amended Articles of Incorporation, as heretofore amended, be further amended to reduce the stated number of shares of the series of Class A Preferred Stock of the Corporation designated as "$2.10 Cumulative Convertible Preferred Stock" to 1,697,256 to reflect the reduction provided by the terms of the Class A Preferred Stock, of all series, upon redemption, purchase or conversion of issued shares of such class, and to correct such number to correspond to the reductions in the numbers of authorized shares of the Class A Preferred Stock and stated maximum number of shares authorized effected by the Certificate of Amendment of the Articles of Incorporation filed May 12, 1993.

     Subdivision C.1. of Section 2 of Article Fourth of the Amended Articles of Incorporation, as heretofore amended, be further amended to reduce the stated number of shares of the series of Class A Preferred Stock of the Corporation designated as "$2.10 Cumulative Convertible Preferred Stock" to 1,697,231, with corresponding reductions in the stated authorized number of shares of Class A Preferred Stock of the Corporation to 6,697,231 and in the stated maximum number of shares authorized to 161,697,231, in each case to reflect the reduction provided by the terms of the Class A Preferred Stock upon redemption, purchase or conversion of issued shares of such class.

     B. The following resolution to amended the Corporation's articles was adopted by the Board of Directors of the Corporation, pursuant to Section 1701.70(B) (3), at a meeting of such Board of Directors duly called and held on February 23, 1996, at which a quorum was present, to increase by 100,000 shares the number of shares designated as shares of the Participating Preferred Stock series of the Corporation's Class A Preferred Stock:

FURTHER RESOLVED, that Article Fourth, Section 2, Subdivision D.1. of the Corporation's Amended Articles of Incorporation be amended and restated to increase the number of authorized shares of the series from 650,000 to 750,000 and to read as follows:

     "1.  Creation of Series.  There is hereby created a series of
          ------------------
Class A Preferred Stock, without par value, consisting of Seven Hundred and Fifty Thousand (750,000) shares of the authorized and unissued shares of Class A Preferred Stock, which series shall be designated 'Participating Preferred Stock' (hereinafter called 'Participating Preferred Stock')."

C. The following resolution to amended the Corporation's articles was adopted by the Board of Directors of the Corporation at a meeting of such Board of Directors duly called and held on February 23, 1996, at which a quorum was present to consolidate the previously existing Amended Articles of Incorporation of the Corporation:

     RESOLVED, that the Amended Articles of Incorporation, in the form submitted to this meeting, are hereby adopted to consolidate the previously existing Amended Articles of Incorporation and the amendments thereto adopted by the Board of Directors on February 23, 1996, which shall thereafter supersede and take the place of the previously existing Amended Articles of Incorporation.

     IN WITNESS WHEREOF, we have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury this 28th day of March, 1996.


                                    /s/ James F. Will
                                    -----------------------------------------
                                    James F. Will
                                    Chairman of the Board, Chief Executive
                                     Officer and President


                                    /s/ Gary R. Hildreth
                                    -----------------------------------------
                                    Gary R. Hildreth
                                    Secretary